Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Quarterly Report of Unitil Corporation (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Robert G. Schoenberger, Chief Executive Officer, Mark H. Collin, Chief Financial Officer and Laurence M. Brock, Controller of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:


     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






          Signature                       Capacity                   Date


/s/  Robert G. Schoenberger
-------------------------------
     Robert G. Schoenberger          Chief Executive Officer      March 25, 2003


/s/  Mark H. Collin
-------------------------------
     Mark H. Collin                  Chief Financial Officer      March 25, 2003


/s/  Laurence M. Brock
-------------------------------
     Laurence M. Brock               Controller                   March 25, 2003
                                     Unitil Service Corp.